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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                              AOL TIME WARNER INC.


          The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and acts amendatory thereof and supplemental thereto, and known, as identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby
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certifies that:

          FIRST:  The name of the corporation (hereinafter called the
          ------
"Corporation") is AOL Time Warner Inc.
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          SECOND:  The address of the registered office of the Corporation in
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the State of Delaware is 1013 Centre Road, City of Wilmington, County of New
Castle. The name of the Corporation's registered agent at such address is Corporation Service Company.

          THIRD:  The purpose of the Corporation is to engage in any lawful act
          ------
or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH:  The total number of shares of stock which the Corporation
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shall have authority to issue is 100, with a par value of $0.01 per share.  All such shares are of one class and are shares of common stock, designated "Common Stock".

          FIFTH:  The name and the mailing address of the incorporator are as
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follows:

          Caroline M. Gentile
          Cravath, Swaine & Moore
          Worldwide Plaza
          825 Eighth Avenue
          New York, New York 10019

          SIXTH:  The Corporation is to have perpetual existence.
          ------

          SEVENTH:  For the management of the business and for the conduct of
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the affairs of the Corporation, and in
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further definition, limitation, and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

          1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-laws of the Corporation (the "By-laws"). The phrase "whole Board" and the phrase "total number of
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     directors" shall be deemed to have the same meaning, to wit, the total
     ---------
     number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

          2. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to adopt, make, alter and repeal the By-laws, subject to the power of the stockholders of the Corporation to alter or repeal any by-law whether adopted by them or otherwise.

          EIGHTH:  A director of the Corporation shall not be liable to the
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Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter by amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal

          NINTH:  From time to time any of the provisions of this Certificate of
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Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article Ninth.
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          THE UNDERSIGNED, the sole incorporator of the Corporation, hereby certifies under the penalty of perjury that the facts stated in this certificate of incorporation are true as of this 4th day of February, 2000.


                                            /s/ Caroline M. Gentile
                                            ------------------------
                                               Caroline M. Gentile
                                                Sole Incorporator